                                                                   EXHIBIT 10.13


                        EXECUTIVE EMPLOYMENT AGREEMENT
                        ------------------------------

          AGREEMENT, made and entered into as of the 14th day of November, 1996, by and between Netco Communications Corporation, a Minnesota corporation (the "Corporation"), and Edward J. Driscoll, III ("Executive").

          RECITALS:
          --------

          WHEREAS, the Executive is the President and Chief Executive Officer of the Corporation;

          WHEREAS, the Executive's leadership and services have constituted a major factor in the successful growth and development of the Corporation's business; and

          WHEREAS, the Corporation desires to employ and retain the unique experience, ability and services of the Executive as a principal executive officer; and

          WHEREAS, the Corporation and the Executive desire to record the terms of Executive's continued employment by the Corporation;

          NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein and for other good and valuable consideration, the parties agree as follows:

          1.)  Term of Employment. Subject to the terms and conditions of this
               ------------------
Agreement, the Corporation hereby employs Executive and Executive hereby accepts employment for the period commencing October 1, 1996, and ending December 31, 1998, and thereafter for successive one year periods ending December 31 of each succeeding year unless and until the employment is terminated in accordance with the provisions of this Agreement. Each December 31, commencing December 31, 1998, shall be designated the "Annual Renewal Date."

          2)   Duties, Responsibilities, and Authority. During the term of this
               ---------------------------------------
Agreement, Executive shall serve as Chief Executive Officer of the Corporation. As such, Executive shall be responsible for the overall direction of the Corporation and he shall have such duties as are generally appropriate to his


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

position and such authority as shall be required to enable him to perform these duties, including but not limited to the authorities and duties currently prescribed in the Articles of Incorporation and the Bylaws of the Corporation, subject to the power of the shareholders and/or directors of the Corporation to amend or modify such Articles of Incorporation or Bylaws. The Executive shall exert his best efforts and devote substantially all of his time and attention to the Corporation's business. The Executive shall be in complete charge of the operations of the Company, and shall have full authority and responsibility, subject only to the general direction, approval, and control of the Corporation's Board of Directors, for formulating policies and administering the Corporation in all respects. His powers shall include authority to hire and fire Corporation personnel, except for members of the Board of Directors who are also employees of the Corporation, and to retain consultants when he deems necessary to implement Corporation policies.

          3.)  Location of Employment. Executive's services shall be rendered
               ----------------------
principally in Minneapolis, Minnesota and Executive shall not be required, without his consent, to change his residence or work location from either Hennepin County or Ramsey County, Minnesota by virtue of his employment with the Corporation.

          4.)  Compensation, Benefits, Expenses.
               --------------------------------

          (a)  Salary. The Corporation shall pay Executive a base salary at an
               ------
          annual rate of $150,000.00 commencing October 1, 1996. Salary shall be paid in accordance with the Corporation's regular payroll procedure, but not less frequently than monthly. Executive's base salary shall be reviewed periodically (at intervals of not more than 12 months) by the Board of Directors of the Corporation ("the Board of Directors" or "Board") or a committee thereof for the purpose of considering increases thereof. In evaluating increases in salary, such factors as corporate performance, individual merit, inflation and other appropriate considerations shall be taken into account.

          (b)  Stock Option. In addition to any other compensation or benefits
               ------------
          to which the Executive may be entitled under this Agreement or otherwise, Executive shall receive options to acquire Four Hundred Thousand (400,000) shares of the capital stock of the Corporation in accordance with the terms of that certain Stock Option Agreement which is attached hereto and marked Exhibit A.

          (c)  Bonus and Other Compensation. The Executive shall be entitled to
               ----------------------------
          additional bonus and other compensation as may be established from time to time by the Board of Directors based upon an annual business plan which shall set goals (which shall include achievement of revenue and

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

          profit measures which are reasonable at the time established) for the Corporation.

          (d)  Vacation.  During each year of his employment, Executive will be
               --------
          entitled to reasonable vacations not exceeding five weeks per year, holidays and time off when ill, all at full pay. Vacations shall be at such time or times and for such periods as Employer and Executive shall agree.

          (e)  Automobiles.  The Corporation recognizes the Executive's need for
               -----------
          an automobile or automobiles for business purposes. It, therefore, shall provide the Executive with a reasonably suitable automobile or automobiles, including all related maintenance, repairs, insurance and other costs associated with such automobiles during the term of this Agreement or any renewal or extension thereof.

          (f)  Expenses.  The Corporation recognizes that Executive will have to
               --------
          incur certain out-of-pocket expenses related to his services and the Corporation's business and that it will be extremely difficult to account for such expenses. It is understood that Executive's compensation is intended to cover all such out-of-pocket expenses. The Corporation, however, shall reimburse Executive for any specific expenditures incurred for travel, lodging, entertainment, and the like upon submission of appropriate receipts and documentation sufficient to substantiate them as reasonable and necessary business expenses.

          (g)  Employee Benefits.  This Agreement shall not be in lieu of any
               -----------------
          rights, benefits and privileges to which Executive may be entitled as an employee of the Corporation under any retirement, pension, profit-sharing, insurance, group life insurance, hospitalization, surgical and major medical coverage, and long-term disability or other plans which may now be in effect or which may hereafter be adopted. Executive shall have the same rights and privileges to participate in such plans and benefits as any other employee during his period of employment. In addition, to the extent appropriate for a senior executive of the Corporation, Executive shall be entitled to participate in any pension and retirement plans, bonus plans and such other fringe benefit programs or plans as are or may be made available from time to time to executive and/or other salaried Executives of the Corporation.

          5.)  Termination.
               -----------

          (a)  Events of Termination.  This Agreement may be terminated upon
               ---------------------
          the occurrence of any one of the following events:

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

          (1)  Voluntary. Executive may terminate this Agreement at any time
               ---------
               during the term of this Agreement by giving 30 days prior written notice of termination to the Board.

          (2)  Involuntary Without Cause. The Board, without cause, may
               -------------------------
               terminate this Agreement on any Annual Renewal Date during the term of this Agreement upon written notice to Executive at least 90 days prior to an Annual Renewal Date.

          (3)  Involuntary With Cause. The Board, upon written notice effective
               ----------------------
               immediately, may terminate this Agreement at any time during the term of this Agreement for cause. "Cause" for purposes of such termination shall mean the following:

               a. admission or conviction of an act of dishonesty by Executive with respect to the material interests of the Corporation;

               b. willful misfeasance or willful nonfeasance of a duty intended to injure or having the effect of injuring the reputation, business relationships of the Corporation, provided that for purposes hereof Executive shall not be deemed to have committed willful misfeasance or willful nonfeasance by reason of any act or failure to act by Executive done in good faith;

               c. conviction of Executive upon a charge of any crime involving moral turpitude or any felony reflecting unfavorably upon the Corporation; or

               d. Failure, neglect or refusal by Executive to perform his duties and responsibilities as set forth in this agreement (other than by reason of disability due to physical or mental illness or by reason of permitted vacations or holidays) without the same being corrected upon ninety (90) business days prior written notice from the Corporation specifying such non-performance.

          (4)  Bankruptcy. This Agreement may be terminated by either party upon
               ----------
               written notice to the other effective immediately if the other party to this Agreement:

               a.   is adjudicated as a bankrupt;

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

               b. is subject to the entry of an order, judgment, or decree by any court of competent jurisdiction approving a petition appointing a trustee, receiver, or liquidator of all or a substantial part of the party's assets;

               c. makes or attempts to make an assignment for the benefit of creditors; or

               d. institutes or attempts to institute voluntary bankruptcy proceedings.

          (5)  Death. This Agreement shall terminate upon the death of the
               -----
               Executive.

          (6)  Disability. This Agreement shall terminate upon the permanent
               ----------
               disability of Executive. For the purposes of this Agreement, Executive shall be deemed permanently disabled if any ailment, illness or other incapacity prevents him from performing his duties as specified in this Agreement for a period of six consecutive months or for an aggregate of six months in any twelve month period from the date of this Agreement.

          (7)  Purchase of Executive's Shares by WorldCom Inc. This Agreement
               ----------------------------------------------
               shall terminate on the Annual Renewal Date next following sale by Executive of all shares and options to purchase shares of the Corporation owned by him to WorldCom Inc. pursuant to Section
               4.02 of that certain Preferred Stock, Subordinated Note and Warrant Purchase Agreement between WorldCom Inc. and the Corporation ("Preferred Stock Purchase Agreement").

     (b)  Consequences of Termination.
          ---------------------------

          (1) In the event of the termination of this Agreement in accordance with Subparagraph 5(a)(1) or 5(a)(3) above (voluntary termination or involuntary termination with cause), Executive shall be entitled to the base salary earned by him prior to the date of termination as provided herein computed on a pro rata basis to and including such date of termination. In addition, Executive shall also be reimbursed for his reasonable business expenses incurred prior to the date of termination.

          (2) In the event of the termination of this Agreement in accordance with Subparagraph 5(a)(7) above (purchase of

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

               Executive's shares by WorldCom), Executive shall be entitled to the base salary earned by him prior to the date of termination as provided herein computed on a pro rata basis to and including such date of termination. In addition, Executive shall also be reimbursed for his reasonable business expenses incurred prior to the date of termination. In the event termination pursuant to Subparagraph 5(a)(7) above occurs on or prior to December 31, 1999, then, to the extent that the consideration received by Executive in exchange for his options to purchase shares of the Corporation is a non-cash consideration, all stock options under the Stock Option Agreement (Exhibit A) that have not theretofore vested (including any and all options or rights received or exchanged therefor by Executive as a consequence of the transaction occurring pursuant to Section 4.02 of the Preferred Stock Purchase Agreement) shall immediately vest and become exercisable in accordance with the provisions of said Stock Option Agreement thereto applicable. In addition, in the event termination pursuant to Subparagraph 5(a)(7) occurs on or prior to December 31, 2000, then Executive shall also receive a lump sum payment in the amount of Seventy Five Thousand Dollars ($75,000).

          (3) If the Corporation terminates this Agreement without cause pursuant to Subparagraph 5(a)(2) above (involuntary without cause), Executive shall be entitled to receive a severance cash payment as liquidated damages for, and in lieu of, any and all damages which he may incur as a result of such termination in an amount equal to the greater of (i) the Executive's then base salary for two years, or (ii) the amounts reasonably estimated to be due hereunder for the two year period following the Annual Renewal Date upon which the termination becomes effective, which shall be payable within 30 days from the date of termination plus, in either case, one half of the cash bonus (determined pursuant to Paragraph 4(c) above relating to Bonus and Other Compensation), to which Executive would have been entitled had he continued in the employment of the Corporation for the year following termination, which payment shall be payable in accordance with Paragraph 4(b). Additionally, If the Corporation terminates this Agreement without cause pursuant to Subparagraph 5(a)(2) above, an stock options under the Stock Option Agreement (Exhibit A) that have not theretofore vested shall immediately vest and become exercisable in

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

               accordance with the provisions of said Stock Option Agreement.

          (4) In the event this Agreement is terminated due to the death (pursuant Subparagraph 6(a)(5)) or disability (pursuant to Subparagraph 6(a)(6)) of Executive, Executive (or his estate) shall be entitled to his then base salary for a period of six months, plus the cash bonus payable with respect to the fiscal year of death or disability, in accordance with normal payment procedures under this Agreement.

     6.)  Non-Competition. Executive covenants and agrees that:
          ---------------

     (a) During the term of this Agreement, he shall not without the prior written consent of the Corporation, directly or indirectly, as an Executive, employer, agent, principal, proprietor, partner, stockholder, consultant, director, or corporate officer, engage in any business engaged in the high-speed, transaction based electronic data transportation and delivery business (the "Competitive Business") or render any services to any business that is engaged in a Competitive Business.

     (b) For a period of two years (the "Non-Competition Period") after Executive has ceased to be employed by the Corporation or any subsidiary of the Corporation, Executive shall not without the prior written consent of the Corporation:

          (1)  directly or indirectly engage in, or

          (2) be employed by any person, firm, partnership, association, corporation or business organization, entity or enterprise that is, or is about to become, directly or indirectly engaged in,

     any Competitive Business. For purposes hereof, "Competitive Business" shall mean engaging or having a material interest, directly or indirectly as owner, employee, officer, director, partner, venturer or stockholder, capital investor, consultant, agent, principal advisor or otherwise, either alone or in association with others, in the operation of a high speed, transaction based, electronic data transportation and delivery business; provided, however, that the restrictions contained in this Subparagraph (b) shall not apply to any business that does not meet both of the following requirements:

          (1) the Corporation or a subsidiary of the Corporation shall have operated such business, or had such business in the planning or development stage therein, during the 120-day period

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

               immediately prior to Executive's ceasing to be employed by the Corporation or any subsidiary of the Corporation, and

          (2) Executive, during such period, shall have had substantial planning, development, administrative or operational responsibilities for such business of the corporation or such subsidiary of the Corporation in such area.

     (c) Executive shall not during the Non-Competition Period (i) solicit any employee of the Corporation to engage in a Competitive Business, or (ii) personally solicit customers of the Corporation in a manner which is competitive with the Corporation.

     (d) If the scope of any restrictions contained in Subparagraphs 6(a), (b) or (c) hereof are too broad to permit enforcement of such restrictions to their full extent, then such restrictions shall be enforced to the maximum extent permitted by law, and Executive hereby consents and agrees that such scope may be judicially modified accordingly in any proceeding brought to enforce such restrictions. Ownership of less than five (5%) percent of the outstanding stock of a corporation traded on a national securities exchange shall not be deemed to breach or conflict with the provisions of Subparagraphs (a) or (b) of this Section 6.

     7.)  Trade Secrets. Executive shall not at any time during the term of
          -------------
this Agreement or thereafter, or in any manner, either directly or indirectly, divulge, disclose or communicate to any person, firm or corporation in any manner whatsoever any information concerning any matters affecting or relating to the business of the Corporation, including without limiting the generality of the foregoing, any of its customers, the prices it obtains or has obtained from the sale of, or at which it sells or has sold, its products, or any other information concerning the business of the Corporation, its manner of operation, its plans, processes, or other data without regard to whether all of the foregoing matters will be deemed confidential, material, or important, the parties hereto stipulating that as between them, the same are important, material, and confidential and gravely affect the effective and successful conduct of the business of the Corporation, and the Corporation's good will, and that any breach of the terms of this paragraph shall be a material breach of this Agreement.

     8.)  Disclosure and Assignment.  Except as provided elsewhere in this
          -------------------------
Agreement, Executive shall treat as for the Corporation's sole benefit and fully and promptly disclose to the Corporation, without additional compensation, all ideas, discoveries, inventions and improvements, whether patentable or not, relating to high-speed, transaction based electronic data transportation and delivery services, which while the Executive is employed by the Corporation are made, conceived or reduced to practice by Executive, alone or with others, during or after usual working hours, either on or off the job, and Executive hereby assigns to the Corporation all such ideas, discoveries, inventions and improvements relating to high-speed, transaction based electronic data transportation and delivery to be the Corporation's exclusive property.

     9.)  Disclosure and Right of First Refusal. Paragraph 8 of this Agreement
          -------------------------------------
shall not apply to any ideas, discoveries, inventions and improvements for which no equipment, supplies, facility or trade secret information of the Corporation was used, and which was developed entirely on Executive's own time, and (1)
          ---                                                       ---
which does not relate (a) directly to high-speed, transaction based electronic data transportation and delivery or (b) to the Corporation's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by Executive for the Corporation. Executive will, nonetheless, promptly disclose all such ideas, discoveries, inventions and improvements to the Corporation and offer to the Corporation the right of first refusal to enter into a license or purchase agreement covering the subject idea, discovery, invention or improvement on terms mutually agreed to by Executive and the Corporation. In the event the Corporation and Executive cannot agree on terms and Executive receives an offer to enter into a license or purchase agreement with some other party on terms more favorable to that other party than the terms offered to the Corporation, then the Corporation shall have the right and Executive shall have the obligation to offer to the Corporation the idea, discovery, invention or improvement on such terms as offered to the other party. When such an offer is made to the Corporation pursuant to the preceding sentence, it must be accepted by the Corporation within thirty (30) days; or if not accepted, the right of first refusal hereunder as to that offer shall terminate.

     NOTICE: Paragraph 9 hereof requires Executive to assign rights to inventions to the Corporation or its successors. Minnesota Statutes (S) 181.78 limits the scope of agreements requiring the inventions be assigned to employers. The statute states that such assignment agreements do not apply:

          "to an invention for which no equipment, supplies, facility or trade secret information of the employer was used and which was developed
                                                      ---
          entirely on the Executive's own time, and (1) which does not relate
                                                ---
          (a) directly to the business of the employer or (b) to the employer's actual or demonstrably anticipated research or development, or (2) which does not result from any work performed by the Executive for the employer." (Underlining added).

     Please note that Paragraph 9 of this Agreement uses these statutory terms to define the inventions which are not automatically assigned to the Corporation but instead are subject to a right of first refusal in favor of the Corporation.

     10.) Assistance to the Corporation. Executive shall give the Corporation,
          -----------------------------
at the Corporation's expense, all assistance the Corporation reasonably requires to perfect, protect, and exercise the rights to all ideas, discoveries, inventions or improvements acquired by the Corporation pursuant to the assignment provisions of Paragraph 8 of this Agreement or the right of first refusal provisions of Paragraph 9 of this Agreement.

     11.) Documents and Tangible Property. All documents or other tangible
          --------------------------------
property relating in any way to the business of the Corporation which are conceived or generated by Executive or come into Executive's possession during Executive's employment shall be and remain the Corporation's exclusive property, and Executive agrees to return all such documents and tangible property to the Corporation upon termination of Executive's employment by the Corporation or at such earlier or later time the Corporation may request Executive to do so.

     12.) Remedies for Breach of Covenants of Executive. The covenants set
          ---------------------------------------------
forth in Paragraphs 6, 7, 8, 9, 10 and 11 of this Agreement shall continue to be binding upon Executive, notwithstanding the termination of his employment with the Corporation for any reason whatsoever. Such covenants shall be deemed and construed as separate agreements independent of any other provisions of this Agreement. The existence of any claim or cause of action by Executive against the Corporation, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by the Corporation or any or all of such covenants. It is expressly agreed that the remedy at law for the breach of any such covenant is inadequate and that temporary and permanent injunctive relief shall be available to prevent the breach or any threatened breach thereof, without the necessity of proof of actual damages; provided, however, that it is expressly agreed that the provisions of Subparagraph 6(b) shall immediately become void and no longer of any effect whatsoever in the event of a merger or consolidation of the Corporation into another corporation in which the Corporation is not the surviving corporation or which requires the stockholders of the Corporation to exchange their shares of Common Stock of the Corporation for any other class of capital stock, expressly excepting any transaction involving the issuance of the capital stock of WorldCom Inc. The termination of such provision shall be effective on the effective date of such merger or consolidation.

     13.) Notices.  Any notices to be given hereunder by either party to the
          -------
other may be effected either by personal delivery in writing or by mail, registered or certified, postage prepaid, with return receipt requested. Personal delivery to the Corporation shall mean personal delivery to the Chairman of the Board of Directors. Mailed notices shall be addressed to the respective addresses shown below. Either party may change its address for notice by giving written notice in accordance with the terms of this Paragraph 13.

        (a)  If to Executive:

             Edward J. Driscoll
             2500 Christian Drive
             Chaska, Minnesota 55318

        (b)  If to the Corporation:

             Netco Communications Corporation
             104 Union P1aza
             333 North Washington Ave.
             Minneapolis, MN 55401

             with a copy to:

             WorldCom Inc.
             515 E. Amite
             Jackson, Mississippi 39201
             Attention:  K. William Grothe, Jr.
                         Vice President

        14.) Successors and Assigns: Sale of Business.
             ----------------------------------------

        (a) The Corporation's rights and obligations under this Agreement shall inure to the benefit of and shall be binding upon the Corporation's successors and assigns.

        (b) In the event of a merger or consolidation of the Corporation with any other corporation or corporations, the sale by the Corporation of a major portion of its assets or of its business and goodwill, or any other corporate reorganization involving the Corporation, this Agreement shall be assigned and transferred to such successor in interest as an asset of the Corporation; and the Corporation agrees that it shall make it a condition of such sale or transfer agreement that the purchaser or assignee shall assume the Corporation's obligations under this Agreement.

        (c) In the event of any such assignment, the Executive agrees to continue to perform his duties according to the terms of this Agreement to or for such assignee or transferee of this Agreement; provided, however, the Corporation shall remain secondarily liable as a guarantor of such assignee's or transferee's obligations to the Executive under this Agreement. The Executive acknowledges that his services are unique and personal, and, accordingly, the Executive may not assign his rights (except the right to receive payments due to him) or delegate his duties or obligations under this Agreement.

        15.) General Provisions.
             ------------------

        (a)  Law Governing. This Agreement shall be governed by and construed in
             -------------
        accordance with the laws of the State of Minnesota.

        (b)  Invalid Provisions. If any provision of this Agreement is held to
             ------------------
        be illegal, invalid, or unenforceable under present or future laws effective during the term hereof, such provision shall be fully severable and this Agreement shall be construed and enforced as if such illegal, invalid, or unenforceable provision had never comprised a part hereof; and the remaining provisions hereof shall remain in full force and effect and shall not be affected by the illegal, invalid, or unenforceable provision or by its severance herefrom. Furthermore, in lieu of such illegal, invalid, or unenforceable provision there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid, or unenforceable provision as may be possible and still be legal, valid or enforceable.

        (c)  Entire Agreement. This Agreement sets forth the entire
             ----------------
        understanding of the parties and supersedes all prior agreements or understandings, whether written or oral, with respect to the subject matter hereof. The prior Employment Agreement dated September 24, 1994 between the parties hereto is terminated. No terms, conditions, warranties, other than those contained herein, and no amendments or modifications hereto shall be binding unless made in writing and signed by the parties hereto.

        (d)  Binding Effect. This Agreement shall extend to and be binding upon
             --------------
        and inure to the benefit of the parties hereto, their respective heirs, representatives, successors and assigns. This Agreement may not be assigned by Executive.

        (e)  Waiver. The failure of either party to insist in any one or more
             ------
        instances upon performance of any term or condition of this Agreement shall not be construed a waiver of its future performance. The obligations of either party with respect to such term, covenant or condition shall continue in full force and effect.

        (f)  Titles. Titles of the paragraphs herein are used solely for
             ------
        convenience and shall not be used for interpretation or construing any word, clause, paragraph, or provision of this Agreement.

        (g)  Counterparts. This Agreement may be executed in two or more
             ------------
        counterparts each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the Corporation and Executive have executed this Agreement as of the date and year first written

"EXECUTIVE"                             NETCO COMMUNICATIONS CORPORATION


/s/ Edward J. Driscoll, III                 /s/ Edward J. Driscoll, III
________________________________        By:_________________________________
Edward J. Driscoll, III                    Edward J. Driscoll, III
                                           Chief Executive Officer

                                  Exhibit A to
                         Executive Employment Agreement

                            STOCK OPTION AGREEMENT

         THIS AGREEMENT, made and entered into as of and effective this 14th day of November 1996, by and between NETCO COMMUNICATIONS CORPORATION, a Minnesota corporation (hereinafter referred to as the "Corporation") and EDWARD
J. DRISCOLL, III, a resident of the State of Minnesota (hereinafter referred to as the "Executive").

         WHEREAS, the Corporation considers it desirable and in its best interests that the Executive be given an inducement to acquire a proprietary interest in the Corporation and an added incentive to advance the interests of the Corporation, by possessing an option to purchase common shares of the Corporation.

         NOW THEREFORE, in consideration of the premises and of the mutual promises and consideration provided herein, the parties agree as follows:

                          Section I - Grant of Option

         1.01  Grant of Option. The Corporation grants to Executive an Option
               ---------------
(the "Option") to purchase FOUR HUNDRED THOUSAND (400,000) common shares of the Corporation at a purchase price of $4.81 per share.

                        Section II - Term and Duration

         2.01  Term and Duration. The Option shall have a term commencing with
               -----------------
the date first above written and expiring on December 31, 2007.

                             Section III - Vesting

         3.01  Vesting of Option.  Subject to earlier vesting and exercise
               -----------------
provisions of Paragraph 3.02 hereof, the Option shall vest and may be exercised in incremental amounts at the rate of fifty (50) shares for each Installed Customer Site that becomes first installed during a calendar quarter during the term of the Option, commencing with the calendar quarter ending March 31, 1997, and for each successive calendar quarter through expiration of the term of the Option.

         3.02  Earlier Vesting of Option.  The provisions of Paragraph 3.01 to
               -------------------------
the contrary notwithstanding, the Option shall immediately vest and become immediately exercisable in its entirety in any of the following events:

                             Edward J. Driscoll, III
                            Stock Option Agreement
                               November 14, 1996

     (a) Executive's employment by the Corporation is terminated "involuntarily without cause" as that phrase is defined in that certain Employment Agreement (the "Employment Agreement") between the Corporation and the Executive, dated of even date with this Stock Option Agreement;

     (b) The Employment Agreement is terminated pursuant to Section 5(a)(7) of the Employment Agreement prior to December 31, 1999.

     (c) An Acquisition or Change of Control occurs during the period commencing January 1, 1997 and ending January 31, 1999.

     3.03 Definitions. For purposes of this Section 3, the following words
          -----------
shall have the meanings ascribed to them.

     (a)  Acquisition. "Acquisition" means either (i) the purchase of all or
          -----------
          substantially all of the assets of the Corporation by any person or party, or (ii) the merger or consolidation of the Corporation with any person or party; provided that neither (i) the purchase of all or substantially all of the assets of the Corporation by WorldCom Inc., nor (ii) a merger or consolidation in which the shares of the Corporation are exchanged for shares WorldCom Inc., of a class that is registered under the Securities Exchange Act of 1934 shall be deemed to be an "acquisition" for purposes hereof.

     (b)  Change of Control. "Change of Control" means the election by
          -----------------
          shareholders of the Corporation of a majority of directors of the Corporation who were not recommended by the Corporation's executive management for nomination for election as directors, provided that election of a majority of the directors of the Corporation who receive the affirmative vote of WorldCom Inc., shall not be deemed a change of control.

     (c)  Customer. "Customer" shall mean a customer of the Corporation
          --------
          who has subscribed to, and agreed to pay for, Use Fees for use of the Corporation's WAM!NET Service.

     (d)  Installed Customer Site. "Installed Customer Site" shall mean a
          -----------------------
          customer that has been continually connected to the Corporation's WAM!NET Service for at least Ninety (90) days or has begun either (i) to pay minimum monthly Use Fees under a service agreement or (ii) to incur use charges under an agreement having no minimum monthly Use Fees.

                            Edward J. Driscoll, III
                            Stock Option Agreement
                               November 14, 1996

     (e)  Use Fees. "Use Fees" shall mean fees payable by a Customer for use of
          --------
          WAM!NET Services, and shall include fees payable by a Customer relating to remote proofing and digital image archiving and retrieval services.

     (f)  WAM!NET Service. "WAM!NET Service" shall mean the Corporation's
          ---------------
          WAM!NET(TM) Electronic Data Transportation and Delivery Service (the "WAM!NET Service") as presently configured or as may be configured in the future, and shall include services relating to remote proofing and digital image archiving and retrieval services.

                       Section IV - Exercise and Payment

     4.01 Method of Exercise. The Option shall be exercised by written notice to
          ------------------
the Board of the Corporation at the Corporation's principal place of business, accompanied by payment in cash or exercise of the Conversion Right as provided, respectively, in Paragraphs 4.02 or 4.03 hereof, or by some combination thereof. The notice shall specify how many shares are being acquired for cash in accordance with Paragraph 4.02 hereof, and how many by exercise of the Conversion Right in accordance with Paragraph 4.03 hereof. The notice shall also be accompanied by any document reasonably required by the Corporation to be executed by Executive acknowledging the applicable restrictions on the transfer of the common shares being purchased as set forth under Section 7.02 of this Agreement.

     4.02 Payment in Cash. The notice specified in Paragraph 4.01 hereof shall
          ---------------
be accompanied by payment of the option price for the shares being purchased for cash, which shall be in the form of cash or cashier's check or certified check or, in the sole discretion of the Board, or the Committee if such exists, by such other form of payment acceptable to the Corporation.

     4.03 Payment by Exercise of Conversion Right.  In the alternative, the
          ---------------------------------------
notice specified in Paragraph 4.01 hereof shall be accompanied by payment for the shares being purchased by exercise of the Conversion Right provided in this paragraph. The holder of this option shall have the right to require the Corporation to convert this option, to the extent then vested, to shares of Common Stock of the Corporation at any time prior to December 31, 2006. Upon exercise of the Conversion Right, the Corporation shall deliver to the holder of this Option (without payment of the exercise price in cash or check as provided in Paragraph 4.02 thereof) shares of the Corporation's common Stock in number equal to the quotient obtained by dividing

                            Edward J. Driscoll, III
                            Stock Option Agreement
                               November 14, 1996

     (a) the value of the Option at the time the Conversion Right is exercised (determined by subtracting the aggregate Option exercise price at the time the Conversion Right is exercised) from the aggregate Fair Market Value, as determined immediately prior to the exercise of the Conversion Right, of the aggregate Fair Market Value of the shares for which the Option may be exercised by

     (b) the Fair Market Value of one share of common stock immediately prior to the exercise of the Conversion Right.

The immediately preceding formula is illustrated by the following example where
(i) the number of optioned shares being acquired by exercise of the Conversion Right is 10,000, (ii) the per share exercise price of the Option is $4.81, and
(iii) the applicable Fair Market Value is $14.43: [(10,000 x 14.43) - (10,000 x 4.81)] / 14.43 = [144,300 - 48,100] / 14.43 = 96,200 / 14.43 = 6,667 shares.

     4.04 Delivery of Certificates. Upon receipt of the Notice of Exercise,
          ------------------------
together with any document specified in Paragraph 4.01 hereof accompanied by payment in accordance with either Paragraph 4.02 or 4.03 hereof, the Corporation will deliver to the holder of this Option a certificate or certificates for the number of shares of common stock issuable thereupon, together with a payment in cash in lieu of any fraction of a share. The Corporation shall make prompt delivery of a certificate or certificates representing such common shares, provided that if any law or regulation requires the Corporation to take any action with respect to the common shares specified in such notice before the issuance thereof, then the date of delivery of such common shares shall be extended for the period necessary to take such action.

     4.05 Fair Market Value. "Fair Market Value" of a share of the Corporation's
          -----------------
common stock as of a particular date (the "Determination Date") shall mean:

     (a) If the Corporation's common stock is traded on an exchange or is quoted on NASDAQ, then the average closing or last sale prices, respectively, reported for the ten (10) business days immediately preceding the Determination Date;

     (b) If the Corporation's common stock is not traded on an exchange or on NASDAQ, but is traded in the over-the-counter securities market, then the average closing bid and asked prices reported for the ten (10) business days immediately preceding the Determination Date; and

                            Edward J. Driscoll, III
                            Stock Option Agreement
                               November 14, 1996

     (c) If the Corporation's common stock is not publicly traded, then the Fair Market Value as determined in good faith by the Company's Board of Directors upon advice of a national investment banking firm whom, upon request of the holder of this Option, the Corporation shall select and retain to render such valuation.

                            Section V - Termination

     5.01 Termination of Option. Except as herein otherwise provided, the
          ---------------------
Option granted under this Agreement, to the extent not theretofore exercised, shall terminate upon the first to occur of the following events:

     (a) Ninety (90) days following the Executive's voluntary termination of Executive's employment by the Corporation.

     (b) Ninety (90) days following the Executive's termination of employment by the Corporation "involuntarily for cause" as that phrase is defined in the Employment Agreement.

     (c) The expiration of twelve months from the date of Executive's death should Executive die within three months of termination of employment by the Corporation.

     (d)  11:59 PM Minneapolis, Minnesota, local time on December 31, 2007.

     5.02 Governing Date.  No provision of this Agreement to the contrary
          --------------
withstanding, neither the Option nor any right claimed thereby or hereby, therein or herein, or thereunder or hereunder shall be exercisable by anyone after Dec. 31, 2007.

            Section VI - Reclassification, Consolidation or Merger

     6.01 Reclassification, Split or Dividend. If and to the extent that
          -----------------------------------
the number of issued common shares of the Corporation shall be increased or reduced by change in par value, split up, reverse split, reclassification, distribution of a dividend payable in stock, or the like, the number of common shares subject to the Option and the option price per share shall be proportionately adjusted.

     6.02 Consolidation or Merger.  If the Corporation is reorganized or
          -----------------------
consolidated or merged with another corporation, the Executive shall be entitled to receive an option (the "New Option") covering common shares of such

                            Edward J. Driscoll, III
                            Stock Option Agreement
                               November 14, 1996

reorganized, consolidated or merged Corporation in the same proportion, at an equivalent price, and subject to the same conditions as the Option. For purposes of the preceding sentence, the excess of the fair market value of the common shares subject to the Option immediately after the reorganization, consolidation or merger over the aggregate option price of such common shares shall not be more than the excess of the aggregate fair market value of all common shares subject to the Option immediately before such reorganization, consolidation or merger over the aggregate option price of such common shares, and the New
Option or assumption of the Option shall not give the Executive additional benefits which he does not have under this Option, or deprive him of benefits which he has under this Option.

                         VII - Rights and Restrictions

     7.01 Rights Prior to Exercise of Option. This Option is non-transferable by
          ----------------------------------
Executive, except in the event of his death, and during his lifetime is exercisable only by him. No person shall have any rights as a stockholder with respect to any common shares purchasable hereunder until payment of the option price in accordance with Section 4.02 or 4.03 hereof, and delivery to him of such common shares as herein provided.

     7.02 Restriction on Disposition.  All common shares acquired by Executive
          --------------------------
pursuant to this Agreement shall be subject to the restrictions on sale, encumbrance and other disposition contained in the Corporation's By-Laws, or imposed by applicable state and federal laws or regulations regarding the registration or qualification of such acquisition of common shares, and may not be sold or otherwise disposed of except in accordance with applicable exemptions from registration under applicable federal and state laws or pursuant to registration thereunder.

     7.03 Refusal Option. All common shares acquired by Executive pursuant
          --------------
to this Agreement shall be subject to the Right of Refusal Agreement among Executive, Allen L. Witters and WorldCom Inc.

                             VIII - Miscellaneous

     8.01 Binding Effect.   This Agreement shall inure to the benefit of and be
          --------------
binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     8.02 Construction.  This Agreement shall be construed in accordance with
          ------------
the laws of the State of Minnesota, excluding the conflicts of laws provisions thereof. This Agreement shall also be construed, to the extent

                            Edward J. Driscoll, III
                            Stock Option Agreement
                               November 14, 1996

practicable, consistently with the Employment Agreement between the Corporation and the Executive dated as of the date first above written.

     In witness whereof, the parties have signed this Incentive Stock Option Agreement the day and year first above written.

     "Executive"                           "Corporation"

                                           Netco Communications Corporation

By: /s/ Edward J. Driscoll, III                By: /s/ Edward J. Driscoll, III
    ___________________________                _______________________________
    Edward J. Driscoll, III                    Edward J. Driscoll, III